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TAX-FREE INCOME TRUST
Registration Number 811-07397

                                 EXHIBIT INDEX

Exhibit 17:     Financial Data Schedules.

Exhibit 19(a): Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated January 7, 1998.